                                                                      EXHIBIT 21
                                                                      ----------


     HARMON INDUSTRIES INC.
     FILE #0-7916
     DECEMBER 31, 1994
     LISTING OF SUBSIDIARIES



                                   NAMES UNDER WHICH
SUBSIDIARY NAME                    BUSINESS IS CONDUCTED         JURISDICTION
---------------                    ---------------------         ------------

Harmon Electronics, Inc.           Same                          Missouri

Electro Pneumatic Corporation      Same                          California

Consolidated Asset
Management Company, Inc.           CAMCO                         Missouri

Cedrite Technologies, Inc.         Same                          Kansas





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